EXHIBIT 10.4

[FORM OF]
BERKSHIRE HILLS BANCORP, INC.
2022 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Participant’s Name: _______________________________________________

You have been granted an award of shares of Berkshire Hills Bancorp, Inc. common stock (“Common Stock”) at no cost to you subject to the terms and conditions of this Award Agreement and the Berkshire Hills Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

Number of Shares
Subject to the Stock Award:	_________ shares of Common Stock ($0.01 par value per share)

Date of Grant:	_____ __, ____.

Term of Stock Award
and Vesting Schedule:	Except as otherwise provided in this Award Agreement, your Restricted Stock Award will become one-hundred percent (100%) cliff vested on _______ ___, _____ (and 0% vested before that date).

Acceleration of Vesting
upon an Involuntary
Termination at or following
a Change in Control:
All unvested shares of Common Stock subject to this Restricted Stock Award will immediately vest as of the date of an Involuntary Termination at or following a Change in Control (as defined in the Plan).

Effect of Termination of
Service because of:

(a)	Death or Disability:	In the event your service terminates due to death or Disability, the unvested portion of your Restricted Stock Award will immediately vest as of the date of your death or termination of service due to Disability.

(b)	Termination for Cause:	If your service is terminated for cause, all of your rights to this Restricted Stock Award will expire and be forfeited immediately as of the effective date of your Termination for Cause.

(c)	Retirement:	If your service terminates on account of your Retirement, you will forfeit the unvested portion of your Restricted Stock Award and all of your rights to the unvested portion of your Restricted Stock Award will become null and void as of the date of your Retirement.

(d)	Other reasons:	If your service terminates for any other reason, you will forfeit your unvested Restricted Stock Award as of your termination date and all of your rights to the unvested Restricted Stock Award will become null and void at that time.

Voting:
You are entitled to vote, or direct the Plan Trustee to vote, all shares subject to this Restricted Stock Award in a manner consistent with the Plan and any applicable Trust Agreement and subject to the rules and procedures of the Committee.

Cash Dividends:	Any cash dividend declared on a Restricted Stock Award will be paid to you as of the date such shares vest.

Designation of Beneficiary:	You may designate a beneficiary, in writing, to receive your rights to this Restricted Stock Award in the event of your death.

Plan Governs:
Notwithstanding anything in this Award Agreement to the contrary, the terms of this Restricted Stock Award are subject to the terms and conditions of the Plan.  You may obtain a copy of the Plan from the Human Resources Department.  This Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee pursuant to the Plan.  Any capitalized terms in this Award Agreement have the same meaning given to those terms in the Plan.

Neither the Plan nor this Award Agreement create any right on the part of any individual to continue in the employ or service of Berkshire Hills Bancorp, Inc. or its Affiliates.

Non-Transferability:	You may not sell, transfer, assign, pledge or otherwise encumber shares subject to this Restricted Stock Award until you have become fully vested in the shares underlying the award.

Modification and Amendment:
Subject to the terms of the Plan, the Committee may amend or modify this Restricted Stock Award from time to time, prospectively or retroactively; provided, however, that no such amendment or modification may adversely affect your rights under this Restricted Stock Award without your written consent.

Adjustment Provisions:
This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

Compliance:
This Restricted Stock Award and this Award Agreement are subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature page to follow]

I acknowledge that all decisions, determinations and interpretations of the Board of Directors, or the Committee, regarding the Plan and/or this Award Agreement are final and conclusive.

IN WITNESS WHEREOF, Berkshire Hills Bancorp, Inc. has caused this Award Agreement to be executed, and said Participant has also executed this Award Agreement, as of the ____ day of _________ ______.

BERKSHIRE HILLS BANCORP, INC.

   By:_________________________________
      For the Committee Administering the Plan

PARTICIPANT

____________________________________

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